2014 Annual Shareholders Meeting Q&A

The Bilingual Transcript for the Q&A Session for the 2014 Annual Shareholders Meeting
2014年股东年会问答部分双语记录稿

1.	Q: Questions about production capacity on existing and two new facilities

A: At present, Changxing and Shanghai’s designed annual facility capacity is 100k units, respectively. Jinhua’s designed annual facility capacity is 30k units. Rugao and Wanning facilities will each achieve 100k annually once the constructions are complete. We endeavor to have the two new facilities completed and commence the operation in 2015.

问：有关现有工厂和新工厂的年产能。

答：目前长兴的产能是按年产10万辆设计的，上海也是按照10万辆设计的，金华是按3万辆设计的。如皋和万宁基地完成建设后，各能达到10万辆年产能。两个新工厂计划都要争取在2015年竣工投产。

2.	EV Parts

Q: The last 10Q states that Kandi will no longer be selling “complete EV kits” to the JV, only parts. What percentage of a completed vehicle do the Kandi “Parts” represent? What major components are included?

A: Parts primarily include motor, electric control, batteries and other components. These components represent roughly 60% of a complete vehicle.

问：上季度报中称，康迪将不再销售“完整的电动汽车装备”给合资公司，仅有部件。那么，康迪的“部件”占一部完整电动汽车的百分比为多少？包含的主要组成部分是什么？

答：主要是电机、电控、电池等部件。这些部件占一部完整电动汽车的60%左右。

Q: Does Kandi have to sell the “parts” at a discount to the JV, or at fair market value with mark-up as if the parts were purchased from outside suppliers? Margin on Mark-up?

A: All of these parts are priced according to the market price.

问：康迪将这些部件是以折扣价卖给合资公司，还是以市场的公平价格，但是高于从外部供应商购入价格？标高价格的幅度是多少？

答：所有这些部件都是按照市场价格定价的。

2014 Annual Shareholders Meeting Q&A

3.	EV Driving Range

Q: The official MIIT (Ministry of Industry and Information Technology) range of the SMA7000BEV and SMA7001BEV is >150km but ZZY stated range is 70- 80km. What accounts for the difference?

A: All our cars are compatible with both charging and battery exchange features. The car can be installed with 20 kWh(kilowatt-hour), and in this case, the driving range can achieve 150km. Drivers can also choose to have10 kWh installed with another 10kWh being charging at the same time, and the driving range would be lower.

问：工信部显示的SMA7000BEV和SMA7001BEV的续航里程范围是>150公里，但左中右的官方信息显示范围为70-80km。是什么导致了这种差异？

答：我们的车采用的是充换电技术，车上可以装20度电；也可以车上装10度电，另外10度在充电，使之随时可以更换。所以20度电都装在车上它的续驶里程就可以在150公里以上。如果10度在用，10度在充，所以续驶里程的结果就不一致了。

Q: What is the expected city-driving range for each model?

A: 100-200 km.

问：在城市，各种型号的电动车的预期续航里程将是？

答：100-200公里。

4.	Early on, Kandi’s Quick Battery Exchange (QBEX) was an excellent concept for both consumers and the State Grid for “Battery to Grid” (B2G). Is this:

问：早期，康迪的快速电池更换（QBEX）对于消费者和国家电网的“电池网”（B2G）是一个很好的概念，关于这个：

Q: Still a viable concept? Do all Kandi EV’s have the QBEX “Side Slide” Battery feature?

A: This is still a practical concept for the future EV technology development. Our cars will be installed with both charging and QBEX functions, but each EV model will be customized depending on its specific features.

问：是否仍然是一个可行的概念？是否所有的康迪电动汽车都有QBEX“侧面箱式”换电的电池特性？

2014 Annual Shareholders Meeting Q&A

答：充换技术的概念对今后的发展肯定是很好的概念，我们相信也会有很好的发展。我们造的车肯定有能换电的特性，但具体方式会根据不同的车型采用不同的方式。

Q: What is the State Grids’ current feeling toward Kandi and QBEX?

A: The State Grids’ operational model has been through a lot of reformation these years. The answer to this question lies on the State Grids’ new operational functions in the near future.

问：国家电网目前对于康迪和QBEX的态度如何？

答：由于电网的经营模式正在经历改革，这要看改革后电网的运营功能能做什么才能回答这个问题。

5.

Q: OEM-EV. Are these special purpose vehicles assembled under Kandi New Energy’s own production license and are they completed EVs? Is the OEM-EV the same as the KD5011XXYEV? The Sept 3 2014 PR introduced the Kandi special purpose vehicle KD5011XXYEV, which looks similar to the SMA7001BEV.

A: OEM-EV is assembled under Kandi New Energy’s own production license, which is the same as KD5011XXYEV.

问：OEM-EV. 这种专用车是在通过康迪新能源自己的牌照完成的吗？这些是完整的可以卖的电动车？这里提到的OEM-EV是否就是KD5011XXYEV? 在2014年9月3日新闻里提到康迪牌专用车KD5011XXYEV看起来类似SMA7001BEV。

答：OEM-EV是通过康迪新能源自己的牌照完成生产的，和KD5011XXYEV是同一辆车。

6.	New Generation Battery with Tianning Power.

Q: Kandi recently announced a large battery order from Tianning Power, is the batteries purchased the new Generation Battery? If not:
a. Can you tell us more about the new Generation Battery and where it stands in development and testing?
b. Will the New Generation battery be exclusive to the JV company or will it be available to any third parties?

A: No, the recent announcement is not related to the new generation battery. The new generation battery we are working with Tianneng Power is now in the testing phase and once officially releases, it will be provided exclusively to Kandi JV. It won’t be available to any third parties.

2014 Annual Shareholders Meeting Q&A

问：与天能动力合作新一代的电池。康迪目前宣布了一笔从天能动力的大订单，是否为购置的新一代的电池？如果不是的话：
a.   能否告诉我们更多关于新一代电池的信息，以及它处在研发和检测的什么阶段？
b.   新一代的电池只针对康迪合资公司还是可以面向第三方销售？

答：天能和我们合作开发的新一代电池正在测试阶段，等完成各种试验后只针对康迪合资公司，不会面向第三方。前期宣布的订单跟新开发的新一代电池没关系。

7.

[Note: The Q&As in this section 7 was inadvertently omitted during the call and we hereby restore it here.]
Q: In spite of what can only be described as an incredible and highly profitable first three quarters launch for the Kandi-Geely JV, Shortsellers continue to spread rumors that Geely is not happy with the relationship. Can you address this and a few more Geely questions?

[附注：该第七部分的问答在我们的电话上无意间遗漏，我们在此补上。]
问：尽管在前三个季度康迪-吉利合资公司已经取得了惊人的高收益，卖空方持续地散步关于吉利并不满意这种合作关系的传言。您能否做出解释并回答关于吉利的几个问题？

Q: What is your feelings on the relationship?

A: Geely and Kandi have been cooperating very well and we both work hard in building a stronger and more successful company together.

问：您对于这种关系如何看待？

答：我们的合作关系非常融洽，双方都很有信心把合资公司做强做大。

Q: In addition to the Panda, What other Geely contributed Vehicles are being contributed to the JV for EV development?

A: Besides Geely Panda, we have jointly developed the KD17 Kandi Cyclone based on Geely’s Cross vehicle model and KD30 (SMA7002BEV05) based on Geely’s Emgrand vehicle model.

问：除了熊猫，有什么其他吉利参与制造的汽车有利于合资企业进行电动汽车发展吗？

 答：除熊猫之外，双方开发的K17、K30都是采用了原车技术平台，其中K17是采用了吉利的新金刚平台，K30是采用了吉利的帝豪平台。

2014 Annual Shareholders Meeting Q&A

8.

Q: Relationship with Alibaba-Since Alibaba is also a Hangzhou based company, is there any thoughts about developing a Carshare tower on Alibaba’s campus? Any other plans that Kandi could work with Alibaba?

A: We are working on a variety of aspects for potential cooperation with Alibaba.

问：与阿里巴巴的关系。由于阿里巴巴也是一家总部位于杭州的公司，有没有想法在阿里巴巴的园区内建设一座微公交立体车库的想法？有没有其他康迪可以与阿里巴巴合作的概念

 答：有这方面的计划, 会有多方面的合作。

9.

Q: Forecast on the Car-Share program in 2015-Do you expect sales growth from the existing cities, or significant expansion to new cities? Approximately how many new cities do you expect to add in 2015?

A: The sales in each existing city will continue to grow and we expect to have additional number of new cities to be included in 2015. The exact number of cities will depend on circumstances.

问：2015年微公交项目的预计：预期销售收入的增长主要来自于现有的几个城市，还是主要来自于新扩展的这几个城市？在2015年预计有多少个新城市加入？

 答：每个城市都会有增长, 会有多个城市加入，但具体数量要视情况而定。

10.	Q: Government subsidies and Delay in Hangzhou subsidy.

A: Please refer to our recent 10Q and ppt filed with 8-Ks for detailed explanation on how the national and local government subsidies are received. Subsidy program renewal for 2016-2020 will be announcing upon the completion of the governmental reviewing process. Delay in Hangzhou local subsidy payment is due to many reasons that are out of Kandi’s control. We believe it will be finalized soon.

问：政府补贴以及杭州补贴的延迟。

答：具体请查阅三季报中在这方面的说明。2016-2020年的补贴政策国家正在制定中，估计很快就会出台。杭州补贴延迟原因是多方面的，是康迪无法控制的。但我们相信很快会明确。

11.

Q: In the 10-Q for Q3-2014, on page 63 is a reference to a payment of $57,342,430 made to Nanjing Shangtong Auto Technologies Co., LTD (an equipment supplier) for equipment purchase related to the development of the manufacturing facility in Wanning City, Hainan province. Can you explain what type of equipment is being purchased? What is the basis for Kandi's selection of this supplier?

2014 Annual Shareholders Meeting Q&A

A: Nanjing Shangtong is the equipment one-stop supplier responsible for supplying equipment including design, tooling, fixtures, gages and the four major production line equipment to Kandi Wanning’s manufacturing factory. After thorough comparisons, we believes Nanjing Shangtong meets all our standards for equipment supplies.

问：2014年第三季度的季报里提到的付给南京尚通的设备$57,342,430用于万宁工厂。请解释具体包括哪些设备？康迪为何选择南京尚通？

答：南京尚通是万宁工厂从产品开发（包括设计、模具、夹具、检具）和四大工艺的生产线和生产设备的总承包商，公司通过多方比较后认为他们是最符合公司目前在这方面需求的合作公司。

12.

Q: At one time Kandi’s Legacy business of Go-carts, UTV’s etc. was very profitable. Over the past year this business has dropped off considerably. Can you tell us what you see for the future of the Legacy business?

A: Due to the strong demand and tremendous opportunities in EVs, our focus has been shifted to the EV sector.

问：康迪的传统业务如卡丁车、沙滩车等盈利性很高。在过去的一年中，这些业务大大地减弱了。能否告诉我们您对于传统业务的未来是如何看待的？

 答：由于电动汽车的发展前景非常好，所以我们的重心肯定会转到整个电动汽车产业链上来。

13.	Q: Request for the more detailed disclosure regarding the summary of JV operations, quantities sold for each specific EV model, monthly EV production and unit sales, number of EVs sold by city.

A: We have provided a summary of JV operations in our footnote 21 from the 10-Q for the quarter ended June 30, 2014. We will continue to assess and provide updates and expended description as necessary. Furthermore, we will assess the materiality on the other factors listed here during the preparation of our future reports.

问：要求更加详尽的合资公司运营总结，每种模型电动车的具体销售数量，销售投放到每个城市的电动车数量及康迪电动车月生产和销售的数据。

 答：我们在截止2014年6月30日的10Q脚注21处提供了合资公司的运营总结，我们将继续提供必要的更新信息和支出说明。此外我们也会为未来的报告披露评估这里所提及的相关信息的重要性 。

14.

Q: With strong revenue and earnings stream, the JV company seems to be a prime candidate to bring to public. If so: How soon could this happen? Would it be in the US? Would it be in Hong Kong? Would it be on a China Exchange, such like Shanghai Stock Exchange?

2014 Annual Shareholders Meeting Q&A

A: Very likely, the plan will depend on specific circumstances.

问：由于有良好的收入和盈利来源，看起来合资公司将会成为上市的一个主要参与者。如果是这样的话：这多久将会发生？是否会在美国上市？是否会在香港上市？是否会在中国的某个交易所上市如上海？

答：完全有这种可能性，具体在哪里上市要看情况而定。

Q&A session ended
问答部分结束
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